SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

MIDAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Midas, Inc.

1300 Arlington Heights Road, Itasca, Illinois 60143

April 1, 2005

Dear Shareholder:

It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Midas, Inc. to be held on Tuesday, May 10, 2005, at 11:00 a.m., local time, at the Midas, Inc. Corporate Headquarters located at 1300 Arlington Heights Road, Itasca, Illinois.

At the annual meeting, we will ask you to consider and vote upon the election of two directors, a proposal to approve Midas’ Amended and Restated Stock Incentive Plan, and the ratification of the appointment of KPMG LLP as the independent auditors of Midas. We will also discuss Midas’ performance and respond to your questions.

The formal notice of annual meeting and the proxy statement follow. Your vote is important, regardless of the size of your holdings. Even if you plan to attend the annual meeting, you may vote your shares via the toll-free telephone number or via the Internet, or you may complete, sign and date the enclosed proxy card or voting instruction card and return it in the enclosed, postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card and voting instruction card and in the attached proxy statement. If you attend the annual meeting and prefer to vote in person, you may do so in accordance with the procedures described in the attached proxy statement.

Sincerely,

Robert R. Schoeberl

Chairman

Alan D. Feldman

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF MIDAS, INC.

Date:	Tuesday, May 10, 2005

Time:	11:00 a.m., local time

Place:	Midas, Inc. Corporate Headquarters 1300 Arlington Heights Road Itasca, Illinois 60143

Purposes:

•	To elect two directors to a term of office expiring at the 2008 Annual Meeting of Shareholders;

•	To consider a proposal to approve our Amended and Restated Stock Incentive Plan, which incorporates amendments to increase the number of shares available for issuance under the Plan by 1,200,000 shares and to specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards;

•	To ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 31, 2005; and

•	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:    The close of business on March 18, 2005.

The matters to be acted upon at the annual meeting are described in the accompanying proxy statement.

By Order of the Board of Directors

Alvin K. Marr

Corporate Secretary

Itasca, Illinois

April 1, 2005

NOTE:	In order to assure the presence of a quorum at the annual meeting, please vote your shares via the toll-free telephone number or via the Internet, or complete, sign and date the enclosed proxy card or voting instruction form and return it promptly in the enclosed, postage-paid envelope, even if you plan to attend the annual meeting. By promptly voting, you will reduce the expenses of this proxy solicitation. You may revoke your proxy at any time before it is voted.

MIDAS, INC.

Our principal executive office is located at 1300 Arlington Heights Road, Itasca, Illinois 60143. Our telephone number is (630) 438-3000. Our website is located at www.midas.com. The information contained on or connected to our website is not part of this proxy statement and is not incorporated in this proxy statement by reference.

THE ANNUAL MEETING

Attending the Annual Meeting

Our annual meeting will be held on Tuesday, May 10, 2005, at 11:00 a.m., local time, at the Midas, Inc. Corporate Headquarters located at 1300 Arlington Heights Road, Itasca, Illinois. If you plan to attend the annual meeting, please check the box on our proxy card.

This Proxy Statement

We sent you our proxy materials because our Board of Directors is soliciting your proxy to vote your shares of Common Stock at the annual meeting. If you own Common Stock in more than one account, such as individually and through one or more brokers, you may receive more than one set of proxy materials. In order to vote all of your shares by proxy, you should vote the shares in each different account as described below under “Street Name Holders and Record Holders” and “How Record Holders Vote.”

On or about April 1, 2005, we began mailing these proxy materials to all shareholders of record at the close of business on March 18, 2005. On the record date, there were 15,988,720 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders at the annual meeting.

Matters to be Considered

At the annual meeting, shareholders will:

•	Elect two directors to a term of office expiring at the 2008 Annual Meeting of Shareholders;

•	Consider a proposal to approve our Amended and Restated Stock Incentive Plan, which incorporates amendments to increase the number of shares available for issuance under the Plan by 1,200,000 shares and to specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards;

•	Ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 31, 2005; and

•	Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Street Name Holders and Record Holders

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name”, and you, as the beneficial owner of those shares, do not appear in Midas’ stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform Midas how many of their clients own Common Stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your shares by following the procedures specified on the voting instruction card. Shortly before the annual meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the annual meeting.

If you are the registered holder of shares, you are the record holder of those shares, and you should vote your shares as described below under “How Record Holders Vote.”

How Record Holders Vote

You can vote at the annual meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can always attend the annual meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

•	By telephone—You can vote by touch tone telephone by calling toll-free 1-877-779-8683, 24 hours a day, 7 days a week, and following the instructions on our proxy card;

•	By Internet—You can vote by Internet by going to the website http://www.eproxyvote.com/mds and following the instructions on our proxy card; or

•	By mail—You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may (i) vote for the election of both of our director nominees, (ii) withhold authority to vote for both of our director nominees, or (iii) vote for the election of one of our director nominees and withhold authority to vote for our other nominee, by so indicating on the proxy card. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the proposal to approve Midas’ Amended and Restated Stock Incentive Plan, which incorporates amendments to increase the number of shares available for issuance under the Plan by 1,200,000 shares and to specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards. Similarly, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of the appointment of KPMG LLP as the independent auditors of Midas.

If you vote by proxy without indicating your instructions, your shares will be voted FOR:

•	The election of our two director nominees;

•	The proposal to approve our Amended and Restated Stock Incentive Plan, which incorporates amendments to increase the number of shares available for issuance under the Plan by 1,200,000 shares and to specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards; and

•	The ratification of the appointment of KPMG LLP as the independent auditors of Midas.

Employees Who are Shareholders

If you are one of our many employees who participate in the Midas Common Stock Fund under Midas’ Retirement Savings Plan (the “Savings Plan”), you will receive from the Savings Plan trustee a request for voting instructions with respect to all of the shares allocated to your Savings Plan account. You are entitled to direct the Savings Plan trustee how to vote your Savings Plan shares. If you do not give voting instructions to the Savings Plan trustee within the time specified by the Savings Plan trustee, your Savings Plan shares will be voted by the Savings Plan trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received. You may revoke your previously given voting instructions by filing with the Savings Plan trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Quorum Requirement

A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the annual meeting are present in person or by proxy, a quorum will exist. Shares owned by Midas are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the annual meeting, please vote your shares in accordance with the instructions described above, even if you plan to attend the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The Vote Necessary for Action to be Taken

If a quorum is present at the annual meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee, or abstentions, and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

If a quorum is present at the meeting, the proposal to approve our Amended and Restated Stock Incentive Plan, which incorporates amendments to increase the number of shares available for issuance under the Plan by 1,200,000 shares and to specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards, requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

If a quorum is present at the meeting, ratification of the appointment of KPMG LLP as the independent auditors of Midas requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Revocation of Proxies

If you are a registered holder of Common Stock, you may revoke your proxy at any time before your proxy is voted by: (i) giving written notice of revocation to Midas’ Corporate Secretary, (2) executing a later-dated proxy card (including by Internet or telephone), or (3) attending the annual meeting and voting your shares in person. If your shares are held in “street name,” you must contact your broker to revoke your proxy.

Other Matters

The Board does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business besides the proposals discussed in this proxy statement may be transacted at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is comprised of six members divided into three classes, with one class of directors elected each year for a three-year term. Five of our six directors are not Midas employees.

Thomas L. Bindley and Robert R. Schoeberl are now directors of Midas and their terms expire at the 2005 annual meeting. Messrs. Bindley and Schoeberl have notified Midas of their willingness to stand for re-election to the Board. If either or both director nominee(s) fail to stand for election, the proxies named in our proxy card currently intend to vote for a substitute nominee(s) designated by the Board. Alternatively, the Board may reduce or increase the number of directors to be elected at the annual meeting or otherwise.

The following sets forth information as to our director nominees for election at the annual meeting and each director continuing in office.

Nominees for election at the annual meeting to a term expiring in 2008:

Name	Director Since	Age	Principal Occupation and Directorships
Thomas L. Bindley	1998	61	Mr. Bindley is President of Bindley Capital Corporation, a private investment and consulting firm, which he founded in 1998. From 1992 to 1998, Mr. Bindley served as Executive Vice President and Chief Financial Officer of Whitman Corporation (now called PepsiAmericas, Inc.). Prior to joining Whitman, Mr. Bindley served in a similar capacity with Square D Company from 1986 to 1991. During the previous eight years, he held several executive positions with McGraw Edison Company, including Senior Vice President—Finance and Vice President and Treasurer. Mr. Bindley is a director of the Lincoln National Income Fund, Inc., and the Lincoln National Convertible Securities Fund, Inc. He also serves as a director of Junior Achievement of Chicago.

Robert R. Schoeberl	1998	69	Mr. Schoeberl retired in 1994 as Executive Vice President and Member of the Executive Committee of Montgomery Ward, a mass retailer of consumer products. He was Senior Vice President of Sales and Marketing at GNB Automotive Batteries from 1982 to 1985. Mr. Schoeberl serves as a director of TBC Corporation and Lund International. He is a member of the Board of Trustees at Mount Mercy College and the Automotive Foundation.

The Board of Directors recommends a vote FOR our nominees for director.

Directors whose present terms continue until 2006:

Name	Director Since	Age	Principal Occupation and Directorships
Jarobin Gilbert, Jr.	1998	59	Mr. Gilbert is President and Chief Executive Officer of DBSS Group, Inc., a management, planning and international trade advisory firm. He is a director of PepsiAmericas, Inc. and Footlocker, Inc. He also serves on the Board of Directors of the American Council on Germany and the Harlem Partnership. He is a permanent member of the Council on Foreign Relations.

Diane L. Routson	2003	49	Ms. Routson is Senior Vice President and Chief Financial Officer of MTL Insurance Company, the principal operating subsidiary of Mutual Trust Holding Company of Oak Brook, Illinois. She has served in this capacity since 1995.

Directors whose present terms continue until 2007:

Name	Director Since	Age	Principal Occupation and Directorships
Archie R. Dykes	1998	74	Dr. Dykes is Lead Director of the Board of Directors of PepsiAmericas, Inc. In addition, he is a director of Raytech Corporation and Colorado Baking Company. Dr. Dykes served as Chairman of the Board and Chief Executive Officer of Fleming Companies, Inc., Dallas, Texas (now called CoreMark International) from March 2003 to September 2004. From 1988 to 2004, he was Chairman of Capital City Holdings, Inc., a venture capital organization. He also served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987, and as Chancellor of the University of Kansas from 1973 to 1980. Before that, he was Chancellor of the University of Tennessee. Dr. Dykes is also a member of the Board of Trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the Executive Committee of the Association of American Universities.

Alan D. Feldman	2003	53	Mr. Feldman joined Midas as President and Chief Executive Officer in January 2003. From 1994 through 2002, Mr. Feldman held senior management posts at McDonald’s Corporation. His most recent positions were President and Chief Operating Officer of McDonald’s Americas and President of McDonald’s USA. From 1983 to 1994, Mr. Feldman held financial and operational posts with the Pizza Hut and Frito-Lay units of Pepsico. In 1993, he was named Senior Vice President, Business Strategy, and Chief Financial Officer of Pizza Hut, after having served as its Senior Vice President of Operations from 1990 to 1993. Mr. Feldman is a director of Footlocker, Inc.

Meetings and Committees of the Board

The Board is responsible for the oversight of the management of Midas. The Board meets on a regular basis to review Midas’ operations, strategic and business plans, acquisitions and dispositions, and other significant developments affecting Midas, and to act on matters requiring approval of the Board. The Board also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management are regularly invited to Board meetings to discuss the progress of and future plans relating to their areas of responsibility.

The Board met six times in 2004. Each director attended at least 75% of the meetings of the Board and the Committees on which that director served.

As required under the rules of the New York Stock Exchange, a majority of the Board members is independent. Although the Board has not adopted categorical standards of materiality for independence purposes (other than those set forth in the New York Stock Exchange listing standards), information provided by the directors and Midas did not indicate any material relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable or familial) which would impair the independence of any of the non-employee directors.

Also as required under the rules of the New York Stock Exchange, the independent non-management members of the Board hold regularly scheduled executive sessions. The non-executive Chairman of the Board serves as the presiding director of all such executive sessions.

Interested parties may communicate directly with the non-management directors by contacting the Chairman of the Audit and Finance Committee of the Board (on an anonymous basis, if desired) in the manner set forth in Midas’ Corporate Code of Ethics.

To facilitate independent director review, and to make the most effective use of the directors’ time and capabilities, the Board has established an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table sets forth the membership of each Committee.

Name	Audit and Finance Committee		Compensation Committee		Nominating and Corporate Governance Committee
Thomas L. Bindley	X		X	*
Archie R. Dykes					X	*
Jarobin Gilbert, Jr.	X	*	X		X
Diane L. Routson	X
Robert R. Schoeberl			X		X

*	Chairperson

The Board had previously maintained an Executive Committee which had the authority to act, except as limited by applicable law, in lieu of the full Board between meetings of the Board. The Board elected to dissolve its Executive Committee on May 11, 2004. Prior to its dissolution, the Committee did not meet in 2004.

The Audit and Finance Committee has the ultimate authority to select and evaluate Midas’ external auditors and any outside firm performing internal audit functions. The Committee reviews with the external auditors and approves the audit report of Midas as prepared by its external auditors, the plan and scope of the audit, and the audit and any non-audit fees paid to the external auditors. The Committee also assures the independence of the external auditors, monitors the adequacy of reporting and internal controls, and meets periodically with internal and external auditors. In addition, the Committee reviews Midas’ internal audit reports, Annual Report, Form 10-K and Proxy Statement and reports its findings and recommendations to the Board for appropriate action. The Committee also oversees the financial affairs of Midas.

As required by the rules of the New York Stock Exchange, all members of the Committee are independent, as such term is defined in the NYSE’s listing standards. In addition, the Committee has determined that one of its members, Diane L. Routson, qualifies as an “audit committee financial expert,” as such term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the applicable Securities and Exchange Commission regulations promulgated thereunder. The Committee met three times in 2004.

On June 9, 2004, the Board, upon recommendation of the Committee, approved and adopted a revised charter for the Committee, a copy of which is attached to this proxy statement as Exhibit A. The charter was revised in a manner consistent with the requirements of the New York Stock Exchange’s listing standards.

The Compensation Committee oversees the compensation policies of Midas, administers employee incentive plans, determines the compensation of the Chief Executive Officer, reviews and/or approves officers’ salaries, approves significant changes in salaried employee benefits and recommends to the Board such other forms of remuneration as it deems appropriate. The Committee also receives and reviews reports of the Corporate Benefits Committee of the Midas Benefit Programs. As required by the rules of the New York Stock Exchange, all members of the Committee are independent, as such term is defined in the NYSE’s listing standards. The Committee met six times in 2004.

The Nominating and Corporate Governance Committee oversees the broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees and recommending to the Board a set of corporate governance principles applicable to Midas. The Committee also provides assistance to the Board in the areas of: committee selection and rotation practices; evaluation of the overall effectiveness of the Board, its Committees, individual directors and Midas’ management; and review and consideration of developments in corporate governance practices.

The Committee evaluates director nominees recommended by shareholders in the same manner in which it evaluates other director nominees. The Committee has established selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by shareholders, and address the issues of diversity and background. The Board, with the assistance of the Committee, selects potential new Board members using the criteria and priorities set forth in Midas’ Corporate Governance Guidelines, as may be modified from time to time by the Committee.

Desired personal qualifications for potential director nominees include: intelligence, integrity, strength of character and sense of timing required to assess and challenge the way things are done and recommend alternative solutions to problems; the independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight; an awareness of both the business and social environment in which Midas operates; and commitment, sense of urgency and spirit of cooperation that will enable him or her to interface with other Board members in directing the future, profitable growth of Midas.

Desired experience qualifications for potential director nominees include: a senior executive or leadership role with a major business organization (equivalent relevant experience from other backgrounds, such as legal, academic, government or other non-profit, as well as higher potential senior level business executives, may also be considered); proven records of accomplishment and preferably experience as a board member of an independent public company; first-hand experience with international operations; a working knowledge of corporate governance issues and the appropriate role of a board of directors; exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders; and absence of employment or affiliation with organizations that engage in competitive lines of business or other conflicts of interest. The composition, skills and needs of the Board may change over time and will be considered in establishing the desirable profile of candidates for any specific Board opening.

The Committee will consider nominees recommended by directors, shareholders and management, provided that appropriate information with respect to the suggested candidate(s) is presented to the Committee for evaluation, and provided, further, that nominations by shareholders must be made in accordance with Midas’ Bylaws. See “Shareholder Proposals” below. In order for a shareholder nomination to be considered for inclusion in the proxy statement, the nominee must meet the selection criteria set forth in Midas’ Corporate Governance Guidelines, as such criteria may be modified from time to time by the Committee.

As required by the rules of the New York Stock Exchange, all members of the Committee are independent, as such term is defined in the NYSE’s listing standards. The Committee met three times in 2004.

Compensation of Directors

Directors who are not employees of Midas receive an annual retainer of $25,000, plus $1,000 for each Board meeting and Board Committee meeting attended. The Chairperson of each Board Committee is paid an additional $5,000 annual retainer. In 2004, each director was granted one ten-year option to purchase 2,000 shares of Common Stock of Midas, with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options become exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a Change in Control, as defined in Midas’ Stock Incentive Plan, each option will become fully exercisable or, in certain cases, will be settled in cash by Midas.

On March 7, 2005, the Board, upon the recommendation of the Nominating and Corporate Governance Committee and taking into account current market trends, approved the replacement of the Annual Director Stock Option Award with an Annual Director Restricted Stock Award. As a result, commencing in 2005, each director will receive, as an annual award under Midas’ Stock Incentive Plan, 1,000 restricted shares of Common Stock of Midas instead of one option to purchase 2,000 shares of Common Stock of Midas. These restricted shares will become exercisable in equal annual installments on each of the first four anniversaries of the date of grant. In the event of a Change in Control, as defined in Midas’ Stock Incentive Plan, each restricted share will vest and, in certain cases, will be settled in cash by Midas.

In addition to the fees described above, the Board of Directors agreed to pay to Robert R. Schoeberl, as compensation for his services as Midas’ non-executive Chairman of the Board of Directors, an annual supplemental director fee in the amount of $25,000 per year.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF MIDAS, INC. STOCK INCENTIVE PLAN

The Amended and Restated Midas, Inc. Stock Incentive Plan (the “Plan”) has been approved and adopted by the Board of Directors, upon the recommendation of the Compensation Committee. A summary of the principal terms of the Plan follows. The proposed amendments increase the number of shares of Common Stock available for issuance under the Plan by 1,200,000 shares and specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards. The Plan has not been amended in any other respect.

Stock Incentive Plan

The Plan provides for the grant of stock options (with or without stock appreciation rights (“SARs”)), restricted stock awards (“Restricted Stock Awards”) and performance awards (“Performance Awards”). Stock options (“Incentive Options”) may be either options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options (“Nonqualified Options,” and together with Incentive Options, “Options”).

Eligibility. Options (with or without SARs), Restricted Stock Awards and Performance Awards may be granted only to persons who are officers, other key employees or directors of Midas or any of its subsidiaries within the meaning of Section 424(f) of the Code (“subsidiaries”). Incentive Options may not be granted to non-employee directors. As of January 1, 2005, approximately 45 officers, other key employees and directors were eligible to participate in the Plan.

Administration. Midas’ Compensation Committee (the “Committee”) administers the Plan. Members of the Committee are appointed by the Board. The Committee presently consists of Messrs. Bindley (Chairperson), Gilbert and Schoeberl, each of whom is independent, as independence is defined under the categorical standards set forth under the New York Stock Exchange’s listing standards.

The Committee has the authority to determine the individuals who receive awards, the time or times when they shall receive them, the number of shares subject to each award, and all other things necessary or advisable for administering the Plan.

Available Shares. A total of 3,106,886 shares of Common Stock were initially available for issuance under the Plan. This number consisted of (a) 2,106,886 shares that were utilized for the conversion of common shares of Whitman Corporation, Midas’ former parent corporation (“Whitman”), to common shares of Midas at the time that Midas was spun-off from Whitman and became an independent public company in 1998, and (b) 1,000,000 additional shares that were registered and reserved, also in 1998, for future issuance. The number of available shares is reduced by the aggregate number of shares which become subject to awards which may be paid solely in shares or in either shares or cash. To the extent that (i) an outstanding Option expires or terminates unexercised or is canceled or forfeited (other than in connection with the exercise of an SAR for Common Stock), or (ii) an outstanding Restricted Stock Award or outstanding Performance Award, which may be paid solely in shares or in either shares or cash, expires or terminates without vesting or is canceled or forfeited, or (iii) shares are withheld or delivered to satisfy withholding taxes, then the shares subject to such expired, terminated, unexercised, canceled or forfeited portion of such Option, Restricted Stock Award or Performance Award, or the shares so withheld or delivered, will again be available under the Plan. In the event all or a portion of an SAR is exercised, the number of shares subject to the related Option (or portion thereof) will again be available for issuance under the Plan, except to the extent that shares were actually issued upon exercise of the SAR. The proposed amendments increase the number of shares of Common Stock available for issuance under the Plan by 1,200,000.

In the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares or similar event, the aggregate number and class of shares available under the Plan, and the number and class of shares subject to awards, will be appropriately adjusted by the Committee.

Change in Control. Except as described in the next paragraph, in the event of a “Change in Control” of Midas, as defined in the Plan, holders of awards are entitled to certain accelerated cash payments. Holders of Options will receive from Midas, within 60 days after a Change in Control, in exchange for the surrender of their Options (whether vested or unvested), an amount in cash equal to the difference between the fair market value of the shares covered by such Options on the date of the Change in Control and the exercise price. Holders of Restricted Stock Awards will receive from Midas, within 60 days after a Change in Control, in exchange for the surrender of their Restricted Stock Awards, an amount in cash equal to the fair market value on the date of the Change in Control of the Common Stock covered by such Restricted Stock Awards. Holders of Performance Awards for which the applicable Performance Period (as defined below) has not expired will receive from Midas, within 60 days after a Change in Control, in exchange for the surrender of their Performance Awards, a pro rated amount in cash. Holders of Performance Awards which have been earned but not yet paid are entitled to receive an amount in cash equal to the value of the Performance Awards.

Notwithstanding the prior paragraph, in the event of a Change in Control involving a reorganization, merger or consolidation of Midas or other disposition of all or substantially all of the assets of Midas or a liquidation or dissolution of Midas, and in connection with which the holders of Midas’ Common Stock receive other publicly traded shares of Common Stock: (i) each Option and SAR will be exercisable in full; (ii) the Restriction Period (as defined below) applicable to any Restricted Stock Award will lapse, and any other restrictions, terms or conditions will lapse and/or be deemed to be satisfied at the maximum value or level; (iii) the performance measures applicable to any outstanding Performance Award will be deemed to be satisfied at the maximum value; and (iv) there will be substituted for each share of Common Stock remaining available for issuance under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock is converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of any Option will be appropriately adjusted by the Committee.

Amendments; Duration. The Board has the power to amend the Plan at any time, except that shareholder approval is required to increase the maximum number of shares available under the Plan or effect any change inconsistent with Section 422 of the Code. The Plan may be terminated at any time by the Board, except with respect to any awards then outstanding.

Stock Options. The Committee may grant Incentive Options and Nonqualified Options (with or without SARs) to eligible officers, key employees and directors. An Incentive Option may not be granted to any person who is not an employee of Midas or any subsidiary.

The purchase price per share of Common Stock under each Option is determined by the Committee, except that the purchase price per share upon exercise of an Incentive Option may not be less than 100% of the fair market value of the Common Stock at the time of grant. The period during which an Option may be exercised is determined by the Committee, except that no Incentive Option may be exercised later than ten years after its date of grant. An Option may be exercised by giving written notice to Midas specifying the number of shares to be purchased and accompanied by payment of the purchase price in full. The purchase price may be paid (i) in cash, or (ii) by delivery of previously-owned whole shares of Common Stock valued at their fair market value on the date of exercise.

In general, in the event of the termination of employment or service of a holder of an Option, each Option will be exercisable only to the extent exercisable at the date of such termination and may thereafter be exercised at any time within a period ranging from three months to one year after such termination, and in no event after the date on which such Option would otherwise terminate, except that (i) in the event of termination by reason of retirement, each Nonqualified Option will be fully exercisable at any time up to and including the date on which the Nonqualified Option would otherwise terminate, and (ii) in the event of termination for cause or which is voluntary on the part of the holder without Midas’ written consent, each Option will terminate.

Stock Appreciation Rights. The Committee may grant an SAR (concurrently with the grant of the Option or, in the case of a Nonqualified Option which is not intended to be qualified performance-based compensation under Section 162(m) of the Code, subsequent to such grant) to any holder of any Option. SARs enable the holder to receive, in exchange for the surrender of the portion of any Option that is exercisable on the date of such request, shares of Common Stock, cash or a combination thereof, in the discretion of the Committee, having an aggregate fair market value equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the purchase price specified in the Option, multiplied by the number of shares of Common Stock covered by the portion of the Option which is surrendered. An SAR may be exercised by (i) giving written notice to Midas specifying the number of SARs which are being exercised and (ii) surrendering to Midas any Options which are canceled by reason of the exercise of the SAR.

Restricted Stock Awards. Restricted Stock Awards are grants of Common Stock, the vesting of which is subject to a restriction period (the “Restriction Period”) established by the Committee. During the Restriction Period, Midas retains custody of the shares subject to each grant, but the holder of the Restricted Stock Award has the right (unless otherwise provided in the Restricted Stock Award agreement) to vote such shares and to receive dividends thereon. During the Restriction Period, the holder may not sell, pledge or dispose of the shares.

A holder of a Restricted Stock Award will forfeit all of the shares subject to the award if (i) the holder breaches a restriction or the terms and conditions established by the Committee, or (ii) except as may otherwise be determined by the Committee, the holder fails to remain continuously in the employ or service of Midas or a subsidiary at all times during the Restriction Period.

Performance Awards. The Plan authorizes the grant of Performance Awards under which a performance period (the “Performance Period”) is established by the Committee at the time of grant. Each Performance Award is assigned a maximum value which is contingent upon future performance of Midas or a subsidiary, division or department over the Performance Period. Performance measures are determined by the Committee prior to the beginning of each Performance Period, but may be subject to later revisions to reflect significant, unforeseen events or changes, as the Committee deems appropriate.

After a Performance Period, the holder of a Performance Award is entitled to receive payment of an amount, not exceeding the maximum assigned value, based on the achievement of the performance measures, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, in lump sum or in installments, and subject to such vesting and other terms and conditions as determined by the Committee. In the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) of the Code, no payment may be made until the Committee certifies in writing that the performance measures have been achieved.

A Performance Award will terminate if the holder does not remain continuously in the employ or service of Midas or a subsidiary at all times during the Performance Period, except as may otherwise be determined by the Committee. In the event that a holder ceases to be an employee or director after the Performance Period but prior to full payment of the Performance Award, payment will be made in accordance with terms established by the Committee. A holder of a Performance Award that is payable in installments of Common Stock may not sell, pledge or dispose of such Common Stock until the installments become due.

Performance Measures. The vesting or payment of Performance Awards and certain Restricted Stock Awards will be subject to the achievement of certain performance measures. The performance measures applicable to a particular award will be determined by the Committee at the time of grant. At present, no such awards are outstanding and, accordingly, no performance measures have been designated by the Committee. If the performance measure or measures applicable to a particular award are achieved, the amount of compensation would be determined as follows: (i) in the case of a Performance Award, the amount of compensation would equal the fair market value of any shares delivered and the amount of cash paid; and (ii) in the case of a Restricted Stock Award that is subject to one or more performance measures, the amount of compensation would equal the number of shares subject to such award multiplied by the value of a share of Common Stock on the date the award vests. The proposed amendments specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards.

Federal Tax Consequences. The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

An Option holder will not recognize taxable income at the time an Option is granted and Midas will not be entitled to a tax deduction at such time. An Option holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) upon exercise of a Nonqualified Option equal to the excess of the fair market value of the shares purchased over their exercise price, and Midas will be entitled to a corresponding deduction. An Option holder will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Option. If the shares acquired by exercise of an Incentive Option are held for the longer of two years from the date the Incentive Option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Midas will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the Option holder will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and Midas will be entitled to a corresponding deduction.

A holder of SARs will not recognize taxable income at the time SARs are granted, and Midas will not be entitled to a tax deduction at such time. Upon exercise, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Midas. This amount is deductible by Midas.

A holder of a Restricted Stock Award will not recognize taxable income at the time the award is granted, and Midas will not be entitled to a tax deduction at such time, unless the holder makes an election to be taxed at such time. If such election is not made, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by Midas, except to the extent the deduction limit of Section 162(m) of the Code applies. In addition, a holder receiving dividends with respect to a Restricted Stock Award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee), rather than dividend income, in an amount equal to the dividends paid, and Midas will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) of the Code applies.

A holder of a Performance Award will not recognize taxable income at the time a Performance Award is granted, and Midas will not be entitled to a tax deduction at such time. Upon the settlement of a Performance Award, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Midas. This amount is deductible by Midas, except to the extent that the deduction limit of Section 162(m) of the Code applies.

Reasons for Amendments

As of March 1, 2005, the number of shares of Common Stock available for issuance under the Plan was 27,649, as a result of 3,079,237 Options and Restricted Stock Awards having been issued under the Plan. Although the company has an additional 400,000 shares of Common Stock available for issuance under a Treasury Stock Plan approved and adopted by the Board on May 9, 2002 (the “Treasury Plan”), based upon the aggregate number of Options and Restricted Stock Awards historically granted under the Plan annually, Midas anticipates having few shares remaining available under either the Plan or the Treasury Plan following the 2005 award grants.

As a result of the limited number of shares of Common Stock that remain available for issuance under either the Plan or the Treasury Plan, the Board of Directors proposes to amend the Plan to increase the maximum number of shares which may be issued upon exercise of Options, SARs, Restricted Stock Awards or Performance Awards granted under the Plan by an additional 1,200,000 shares. The Board’s recommendation is based upon its consideration of the following factors:

•	Stock-based incentive compensation most closely aligns the interests of employees with those of the company’s stockholders by rewarding employees on the basis of the company’s overall performance. The company’s stock significantly outperformed the broad stock market in 2003 and 2004. For the year ended December 31, 2003, the company’s stock was up 122% while the S&P 500 Index was up 26%. For the year ended December 31, 2004, the company’s stock was up 40% while the S&P 500 Index was up 9%.

•	The company’s future success is dependent upon its ability to continue attracting and retaining qualified, high-performing employees, which, in turn, is dependent upon its ability to continue providing a competitive level and type of incentive compensation of the nature contemplated under the Plan.

•	The various awards available under the Plan provide the company with the continued flexibility needed to respond to market-competitive changes in equity compensation practices.

•	Since its spin-off as an independent public company in 1998, the company has never increased the number of shares of Common Stock available for issuance under the Plan.

In addition to the foregoing recommendation to increase the maximum number of shares which may be issued upon exercise of Options, SARs, Restricted Stock Awards or Performance Awards granted under the Plan, the Board of Directors is also proposing to amend the Plan to specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards. The purpose of this amendment is to clarify the broad language of Section 9(C) of the Plan and to help ensure that Performance Awards issued under the Plan qualify as “performance-based compensation” under Section 162(m) of the Code and the rules and regulations thereunder. Exhibit B to this Proxy Statement is an Amended and Restated Midas, Inc. Stock Incentive Plan, incorporating the amendments that you are being asked to vote on.

The Board of Directors, therefore, recommends a vote FOR approval of the attached Amended and Restated Midas, Inc. Stock Incentive Plan, which incorporates the amendments described above.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, independent public accountants, as the independent auditors of Midas for the fiscal year ending December 31, 2005. KPMG LLP has been the independent auditors of Midas since its spin-off as an independent public company in 1998. We expect that a representative of KPMG LLP will attend the annual meeting and will have an opportunity to make a statement and respond to appropriate questions as he or she may desire. The Board of Directors is seeking shareholder ratification of its appointment of KPMG LLP as Midas’ independent auditors for the fiscal year ending December 31, 2005.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 31, 2005.

Shareholder ratification of the Board’s appointment of KPMG LLP as Midas’ independent auditors is not required by Midas’ Bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the appointment, the Audit and Finance Committee and the Board of Directors will reconsider whether to retain that firm. Furthermore, even if the selection is ratified, the Audit and Finance Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors for Midas at any time during the year if they determine that such an appointment would be in the best interests of Midas and its shareholders.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Midas for the fiscal years ended January 3, 2004, and January 1, 2005, by Midas’ principal accounting firm, KPMG LLP:

	FY 2003	FY 2004
Audit Fees (a)	$688,100	$1,170,600
Tax Fees (b)	47,000	44,701
All Other Fees (c)	248,521	0

	$983,621	$1,215,301

(a)	Includes fees for services provided in connection with Sarbanes-Oxley Section 404 attestation.
(b)	Includes fees for services provided in connection with tax consulting and compliance.
(c)	Consists primarily of fees relating to refinancing activities.

PRE-APPROVAL POLICY FOR INDEPENDENT AUDITORS SERVICES

Pursuant to its written charter, the Audit and Finance Committee, or a subcommittee thereof comprised of one or more independent directors, is responsible for pre-approving all audit and permitted non-audit services to be performed for Midas by its independent auditors. In recognition of this responsibility, the Audit and Finance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by Midas’ independent auditor. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit and Finance Committee requires specific pre-approval before engaging the independent auditor. The Audit and Finance Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for information purposes only, any pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In accordance with its charter, which was originally adopted by the Board of Directors in September 1998 and amended most recently in June 2004, the Audit and Finance Committee assists the Board in fulfilling its oversight responsibilities in the areas of Midas’ accounting policies and practices and financial reporting. The Committee also assists the Board in overseeing, selecting and assuring the independence of its external auditors, as well as overseeing its internal auditors. The Committee met three times in 2004.

As required under the rules of the New York Stock Exchange, the Audit and Finance Committee consists entirely of independent directors.

In connection with the fiscal 2004 financial statements, the Audit and Finance Committee reviewed and discussed the audited financial statements with management. The Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, and, with and without management present, discussed and reviewed the results of KPMG LLP’s audit of the financial statements.

Additionally, the Committee obtained from KPMG LLP the written disclosures and the letter required by Independence Standards Board Statement No. 1, “Independence Discussions with Audit Committees”, and has discussed with KPMG LLP any relationships that may affect their independence. The Audit and Finance Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining KPMG LLP’s independence.

Based upon these reviews and discussions, the Audit and Finance Committee has recommended to the Board of Directors, and the Board of Directors has approved, that Midas’ audited financial statements be included in the Midas, Inc. Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

THE AUDIT AND FINANCE COMMITTEE

Jarobin Gilbert, Jr., Chairman

Thomas L. Bindley

Diane L. Routson

CORPORATE GOVERNANCE

In compliance with the requirements of the Sarbanes-Oxley Act of 2002, as promulgated through Securities and Exchange Commission regulations, and the New York Stock Exchange’s listing standards for companies listed on the NYSE, Midas has adopted Corporate Governance Guidelines and a Corporate Code of Ethics for its directors, officers and other employees. In addition, Midas has established a Nominating and Corporate Governance Committee and has taken steps necessary to ensure that the charter of each Board Committee complies with the requirements of the Sarbanes-Oxley Act of 2002, as promulgated through Securities and Exchange Commission regulations, and the New York Stock Exchange’s listing standards for companies listed on the NYSE. Each of the foregoing documents is posted on Midas’ website located at www.midas.com and is available in print to any shareholder that requests them. Any waivers granted to executive officers or directors under, and any amendments to, Midas’ Corporate Code of Ethics will also be promptly posted by Midas on its website.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of Common Stock of Midas on March 1, 2005, by each director of Midas, by each executive officer who is named in the Summary Compensation Table and by all directors and executive officers of Midas as a group. The table also sets forth the beneficial ownership of the Common Stock based on the 16,003,470 shares outstanding on March 1, 2005, by each person known by Midas to be the beneficial owner of more than 5% of the Common Stock. Each of the following persons has sole voting and investment power with respect to the shares of Common Stock shown unless otherwise indicated. Where not indicated, addresses shall be that of Midas’ principal executive office.

Name	Amount and Nature of Beneficial Ownership (a)		Percent of Class
Thomas L. Bindley	16,115		*
Frederick W. Dow, Jr.	33,750		*
Archie R. Dykes	9,141		*
Alan D. Feldman	375,223		2.31%
Jarobin Gilbert, Jr.	6,671		*
William M. Guzik	72,062		*
David C. Perrin	7,814		*
Diane L. Routson	0		0
Robert R. Schoeberl	31,004		*
John A. Warzecha	137,100		*
All Directors and Executive Officers as a Group (19 persons)	745,796	(b)	4.54%
MLF Investments, LLC (and affiliates)
2401 West Bay Drive, Suite 124 Largo, FL 33770	2,149,820	(c)	13.43%
Mario J. Gabelli (and affiliates)
c/o Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580	1,949,301	(d)	12.18%
FMR Corp. (and affiliates)
82 Devonshire Street Boston, MA 02109	933,300	(e)	5.83%
Barclays Global Investors, NA (and affiliates)
45 Fremont Street, 17th Floor San Francisco, CA 94105	817,673	(f)	5.11%

*	Less than 1%.
(a)

Includes shares which the named director or executive officer has the right to acquire prior to or on April 30, 2005 through the exercise of stock options, as follows: Mr. Bindley, 6,200 shares; Mr. Dow, 12,000 shares;

Dr. Dykes, 6,200 shares; Mr. Feldman, 210,000 shares; Mr. Gilbert, 6,200 shares; Mr. Guzik, 36,000 shares; Mr. Perrin, 5,000 shares; Mr. Schoeberl, 3,400 shares; and Mr. Warzecha, 93,756 shares. Also includes shares of restricted stock owned by the named director or executive officer which have not yet vested as of April 30, 2005, as follows: Mr. Dow, 21,750 shares; Mr. Feldman, 81,250 shares; Mr. Guzik, 25,500 shares; Mr. Perrin, 2,000 shares; Mr. Schoeberl, 5,001 shares; and Mr. Warzecha, 14,250 shares.

(b)	The number of shares shown as beneficially owned includes: (i) 406,326 shares which the directors and executive officers have the right to acquire prior to or on April 30, 2005 through the exercise of stock options; (ii) 178,251 shares subject to possible forfeiture under outstanding restricted stock awards and that have not vested as of April 30, 2005; and (iii) 2,682 shares representing the vested beneficial interest of such persons under Midas’ Retirement Savings Plan as of February 28, 2005.
(c)	Based upon a Form 4 filed on March 1, 2005 and a Schedule 13D/A filed on January 15, 2004, by MLF Holdings LLC (“MLF Holdings”), MLF Investments, LLC (“MLFI”), MLF Partners, L.P. (“MLFP”), MLF Offshore Portfolio Company, L.P. (“MLF Offshore”), MLF Cayman GP, Ltd. (“MLFC”), MLF Capital Management, L.P. (“MLFM”), and Matthew L. Feshbach. The principal business of each of the above companies is private investment consulting. Mr. Feshbach’s principal occupation is managing member of MLFI and as President of MLFC. The business address of MLF Offshore, MLFC and MLFM is c/o Bank of Bermuda (Cayman) Limited, 6 Front Street, Hamilton, HM11 Bermuda. Each of Mr. Feshbach, MLFI, MLFC, MLF Holdings and MLFM may be deemed to have indirect beneficial ownership of such shares and share voting and dispositive power with respect to such shares.
(d)	Based upon a Schedule 13D/A filed on February 12, 2004, by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. Of such reported shares: (i) 460,000 shares are held of record by Gabelli Funds, LLC, a registered investment advisor (“Gabelli Funds”); (ii) 1,378,201 shares are held of record by GAMCO Investors, Inc., a registered investment advisor (“GAMCO”); and (iii) 111,100 shares are held of record by Gabelli Advisors, Inc., an investment advisor. Each of these funds has sole voting and dispositive power with respect to the shares held of record by such fund except that (a) GAMCO does not have the authority to vote 60,500 of the shares, (b) Gabelli Funds has sole dispositive and voting power of its shares as long as the aggregate voting interest of all the funds does not exceed 25% of their total voting interest in the Company and, in such event, the Proxy Voting Committee of each of the funds shall respectively vote that fund’s shares, (c) at any time, the Proxy Voting Committee of each fund may take and exercise, in its sole discretion, the entire voting power with respect to the shares held by such fund under special circumstances, such as regulatory considerations, and (d) Mario Gabelli, Gabelli Asset Management Inc. (“GBL”) and Gabelli Group Capital Partners, Inc. (“Gabelli Partners”) have indirect power with respect to securities beneficially owned directly by the other funds. Gabelli Partners makes investments for its own account and is the parent company of GBL. GBL is a public company on the New York Stock Exchange and parent company for a variety of companies engaged in the securities business including those listed above in this footnote.
(e)	Based upon a Schedule 13G/A filed on February 14, 2005, by FMR Corp. (“FMR”) and various affiliated entities. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 803,300 shares. Fidelity Small Cap Stock Fund, a registered investment company, beneficially owns 798,500 shares of these 803,300 shares. Edward C. Johnson 3d, the Chairman of FMR, FMR and the funds each has sole dispositive power with respect to the 803,300 shares owned by the funds, and the funds’ Board of Trustees has sole voting power with respect to such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 130,000 shares. Mr. Johnson and FMR each has sole voting and dispositive power with respect to these 130,000 shares.
(f)	Based upon a Schedule 13 filed on February 14, 2005, by Barclays Global Investors, NA (“Barclays Global”), Barclays Global Fund Advisors (“Barclays Fund”) and various affiliated entities. Barclays Global, a bank, has beneficial ownership of 455,557 shares. Barclays Global has sole dispositive power with respect to all 455,557 shares and sole voting power with respect to 341,912 of such shares. Barclays Fund, a registered investment adviser, has beneficial ownership of 362,116 shares. Barclays Fund has sole dispositive power and sole voting power with respect to such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Midas and persons who own more than ten percent of the Common Stock of Midas to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in ownership of such Common Stock. Such directors, officers and ten percent shareholders are required to furnish to Midas copies of all Section 16(a) reports that they file.

To Midas’ knowledge, based solely on a review of the copies of such reports furnished to Midas and written representations that no other reports were required during the fiscal year ended January 1, 2005, its directors, executive officers and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows annual and long-term compensation for Midas’ Chief Executive Officer and the four other most highly compensated executive officers of Midas serving at the end of fiscal 2004.

Summary Compensation Table

Name and Principal Position	Annual Compensation					Long-Term Compensation Awards
	Fiscal Year	Salary($)	Bonus($)(a)	Other Annual Compensation($)		Restricted Stock Awards($)(b)	Options/ SARs (#)	All Other Compensation ($)(c)
Alan D. Feldman	2004	680,000	510,000	52,527	(e)	373,000	130,000	20,220
President and CEO (d)	2003	635,227	300,000	46,790	(e)	1,136,850	550,000	3,284
	2002	—	—	—		—	—	—

William M. Guzik	2004	255,000	120,900	23,953	(f)	265,760	17,500	21,779
Senior Vice President	2003	230,000	57,500	26,026	(f)	80,900	40,000	163,162	(g)
and CFO	2002	230,000	0	31,471	(f)	0	50,000	14,462

John A. Warzecha	2004	235,000	109,300	25,390	(h)	265,760	17,500	19,952
Senior Vice President,	2003	217,000	50,995	32,976	(h)	0	30,000	641,402	(i)
Franchise Operations	2002	217,000	0	67,052	(h)	0	0	13,645
and Sales

Frederick W. Dow, Jr.	2004	235,000	111,400	22,831	(k)	265,760	17,500	9,813	(l)
Senior Vice President	2003	122,812	40,342	11,360	(k)	103,300	60,000	25,023	(l)
and Chief Marketing	2002	—	—	—		—	—	—
Officer (j)

David C. Perrin	2004	206,000	63,200	16,634	(m)	37,300	5,750	16,882
Vice President,	2003	200,000	34,580	16,679	(m)	0	15,000	16,927
MIS	2002	200,000	0	15,787	(m)	0	10,000	12,547

(a)	Signing and retention cash awards are included under “All Other Compensation.”

(b)	Dividends are paid on restricted stock at the times and in the same amounts as dividends are paid to all shareholders. The following chart sets forth certain market value and vesting information with respect to the restricted stock awards:

	No. of Restricted Shares Held on January 1, 2005	January 1, 2005 Market Value ($)	Vesting
Alan D. Feldman	100,000		January 9, 2008 (i)
	11,250		3,750 shares on May 8, 2005, 2006 and 2007
	20,000		May 11, 2009 (ii)

	131,250	2,625,000

William M. Guzik	3,750		November 8, 2005
	7,500		2,500 shares on May 8, 2005, 2006 and 2007
	6,250		May 11, 2009 (ii)
	8,000		May 11, 2008

	25,500	510,000

John A. Warzecha	6,250		May 11, 2009 (ii)
	8,000		May 11, 2008

	14,250	285,000

Frederick W. Dow, Jr.	7,500		2,500 shares on June 13, 2005, 2006 and 2007
	6,250		May 11, 2009 (ii)
	8,000		May 11, 2008

	21,750	435,000

David C. Perrin	2,000	40,000	May 11, 2009 (ii)
(i)	The Board of Directors, in its discretion, may accelerate vesting of one-half of these shares on or after one or more of January 9, 2005, 2006, and 2007 if the cumulative total shareholder return of Midas stock during the immediately preceding 12-month period exceeds the cumulative total shareholder return of the S&P 500 Index for the same period. During the first quarter of 2005, the Board of Directors accelerated the vesting of 50,000 shares as a result of Midas’ stock performance during the period ended January 9, 2005.
(ii)	Vesting of one-third of these shares shall accelerate on one or more of May 11, 2005, 2006, 2007, and 2008 if the cumulative total shareholder return of Midas stock during the immediately preceding 12-month period exceeds the cumulative total shareholder return of the S&P 500 Index for the same period.
(c)	Unless otherwise stated, the amounts shown for All Other Compensation are company-matching contributions under qualified and/or non-qualified defined contribution plans and executive term life insurance premium payments.
(d)	Mr. Feldman joined Midas as President and Chief Executive Officer in January 2003.
(e)	Includes (i) a $33,600 car allowance and $10,480 in financial planning related fees for 2004, and (ii) a $32,836 car allowance and $2,890 in financial planning related fees for 2003.
(f)	Includes (i) an $18,600 car allowance for each of 2004, 2003 and 2002, and (ii) $8,231 in financial planning related fees for 2002.
(g)	Includes a $150,000 retention award.
(h)	Includes (i) an $18,600 car allowance for each of 2004, 2003 and 2002, and (ii) interest expense of $8,775 in 2003 and $42,143 in 2002 in connection with the loan made by Midas to Mr. Warzecha to allow Mr. Warzecha to acquire restricted stock pursuant to Midas’ Executive Stock Ownership Program, which interest Midas had agreed to forgive.
(i)	Includes a $472,509 loan forgiveness and a $150,000 retention award.

(j)	Mr. Dow joined Midas as Senior Vice President and Chief Marketing Officer in June 2003.
(k)	Includes (i) an $18,600 car allowance for 2004, and (ii) a $10,153 car allowance for 2003.
(l)	Includes relocation related expenses of $871 in 2004 and $24,360 in 2003.
(m)	Includes a $14,400 car allowance for 2004, 2003 and 2002.

Option Grants in Fiscal 2004

The following table shows, for each of the executive officers named in the Summary Compensation Table, options to purchase Common Stock of Midas granted during fiscal 2004. No stock appreciation rights were granted during 2004.

Name	Number of Securities Underlying Options Granted (a)	% of Total Options Granted to Employees In 2004	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b)
					5% ($)	10% ($)
Alan D. Feldman	50,000	15.3%	18.65	5/11/14	586,440	1,486,160
	80,000	24.4%	18.65	5/11/14	938,310	2,377,860
William M. Guzik	17,500	5.3%	18.65	5/11/14	205,260	520,160
John A. Warzecha	17,500	5.3%	18.65	5/11/14	205,260	520,160
Frederick W. Dow, Jr.	17,500	5.3%	18.65	5/11/14	205,260	520,160
David C. Perrin	5,750	1.8%	18.65	5/11/14	67,440	170,910

(a)	Each option was granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Except as described below, options become exercisable in equal annual installments on each of the first five anniversaries of the date of grant. However, an option to purchase 80,000 shares held by Mr. Feldman vests on the four year anniversary of the date of grant. In the event of a Change in Control, as defined in Midas’ Stock Incentive Plan, each option becomes fully exercisable or, in certain cases, will be settled in cash by Midas.
(b)	The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of Common Stock. The calculations were based on the exercise price per share and the term of the options.

Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table shows information with respect to the executive officers named in the Summary Compensation Table regarding the exercise of options to purchase Common Stock of Midas during fiscal 2004 and unexercised options held as of January 1, 2005.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at January 1, 2005 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at January 1, 2005 ($) (a) Exercisable/ Unexercisable
Alan D. Feldman	0	—	110,000/570,000	1,442,100/5,943,900
William M. Guzik	30,000	$280,968	36,000/101,500	259,700/812,795
John A. Warzecha	0	—	93,756/49,500	468,515/379,655
Frederick W. Dow, Jr.	0	—	12,000/65,500	107,280/452,745
David C. Perrin	8,000	$77,680	17,000/33,250	127,080/277,890

(a)	Based on the closing price of Midas’ Common Stock on December 31, 2004 (i.e., $20.00), as reported for New York Stock Exchange Composite Transactions.

Pension Plans

Midas maintains qualified, defined benefit pension plans and nonqualified retirement plans paying benefits in optional forms elected by the employee based upon percentage multipliers which are applied to covered compensation and credited service. The benefit formula provides a normal retirement benefit of 1% of covered compensation for each year of credited service (excluding 1989–1991), up to a maximum of 20 years. The benefit formula also includes special minimum benefits based on credited service accrued through December 31, 1988, and covered compensation at retirement.

The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the benefit formula mentioned above, at representative periods of credited service.

Projected Annual Pension

	Years of Credited Service (b)
Covered Compensation (a)	5	10	15	20 or more
$ 300,000	$15,000	$30,000	$45,000	$60,000
400,000	20,000	40,000	60,000	80,000
500,000	25,000	50,000	75,000	100,000
600,000	30,000	60,000	90,000	120,000
700,000	35,000	70,000	105,000	140,000
800,000	40,000	80,000	120,000	160,000
900,000	45,000	90,000	135,000	180,000
1,000,000	50,000	100,000	150,000	200,000
1,100,000	55,000	110,000	165,000	220,000
1,200,000	60,000	120,000	180,000	240,000

(a)	Covered compensation includes salary and bonus, as shown in the summary compensation table, averaged over the five consecutive years in which such compensation is the highest.

(b)	As of January 1, 2005, Messrs. Feldman, Guzik, Warzecha, Dow and Perrin had 2, 5, 29, 1 and 6 years of credited service, respectively.

Employment, Change in Control and Other Agreements with Named Executive Officers

Midas does not have written employment agreements with any of the executive officers named in the Summary Compensation Table, except as noted below in the case of severance agreements with Messrs. Feldman and Dow. Rather, the terms of their respective employment with Midas are set annually by mutual agreement of the Board of Directors and these executives. These officers are generally entitled to the salary, bonus and other benefits described in the Summary Compensation Table, subject, in each case, to yearly increase in the discretion of the Board of Directors. Each of these executive officers is entitled to participate in Midas’ Stock Incentive Plan, the terms and conditions of which are described under the “Stock-Based Long-Term Incentives” section of the Report of the Compensation Committee. In addition, each of these executive officers (other than the Chief Executive Officer) is entitled to participate in Midas’ Annual Incentive Compensation Plan, the terms and conditions of which are described under the “Annual Incentives” section of the Report of the Compensation Committee.

Midas entered into Change in Control Agreements (the “Change in Control Agreements”) with Messrs. Feldman, Guzik, Warzecha, Dow and certain other officers of Midas. The Change in Control Agreements were a result of a determination by the Board that it was important and in the best interests of Midas and its shareholders to ensure that, in the event of a possible change in control of Midas, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such possible change in control.

For purposes of the Change in Control Agreements, a “change in control” includes (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Midas’ assets, other than a transaction in which the beneficial owners of the Common Stock of Midas prior to the transaction own at least two-thirds of the voting securities of Midas resulting from such transaction, no person owns 25% or more of the voting securities of the company resulting from such transaction and the members of the Midas Board of Directors constitute at least a majority of the members of the Midas Board resulting from such transaction, (ii) the consummation of a plan of complete liquidation or dissolution of Midas, (iii) the acquisition by any person or group of 25% or more of Midas’ voting securities, or (iv) persons who were directors of Midas on January 30, 1998 (or their successors as approved by a majority of the members of the Midas Board) cease to constitute a majority of the Midas Board.

Benefits are payable under the Change in Control Agreements only if a change in control has occurred and within three years thereafter the officer’s employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other “good reason” as defined in the Change in Control Agreements (a “Qualifying Termination”). The principal benefits to be provided to officers under the Change in Control Agreements are (i) a lump sum payment equal to three years’ compensation (base salary and incentive compensation), and (ii) continued participation in Midas’ employee benefit programs or equivalent benefits for three years following termination. The Change in Control Agreements provide that, if separation payments thereunder, either alone or together with payments under any other plan of Midas, would constitute a “parachute payment” as defined in the Internal Revenue Code of 1986, as amended, and, therefore, subject the officer to the excise tax imposed by Section 4999 of the Code, Midas will pay such tax and any taxes on such payment.

The Change in Control Agreements are not employment agreements and do not impair the right of Midas to terminate the employment of the officer with or without cause prior to a change in control, or the right of the officer to voluntarily terminate his employment at any time.

In October 2002, immediately following the resignation of Midas’ former Chairman and Chief Executive Officer, the Board of Directors approved special retention packages for certain of Midas’ key executive officers, including Messrs. Guzik and Warzecha, whose continued services were identified by the Board of Directors as critical to a successful management transition. Each package provided for a cash payment of $75,000 (subject to required tax withholdings) on each of April 1, 2003 and October 1, 2003, but only if the executive officer remained employed by Midas in his then current capacity as of such dates. In addition, each package provides for a severance payment in an amount equal to one year’s base salary in the event that the executive officer’s employment is terminated without cause at any time in the future. The executive officer would not be entitled to the one year severance payment if the termination also triggers the three year severance payment provided for under the Change in Control Agreements described above.

In addition, as part of his original offer of employment, Mr. Feldman was provided a severance package whereby, in the event of any involuntary termination of his employment without cause at any time in the future, he would be provided with (i) 24 months of base salary continuation (excluding automobile allowance), and (ii) continuation of executive medical, dental and basic life insurance benefits for the same period. Mr. Feldman would not be entitled to the foregoing severance payments if the termination also triggers the three year severance payment provided for under the Change in Control Agreements described above.

Similarly, as part of his original offer of employment, Mr. Dow was provided a severance package whereby, in the event of any involuntary termination of his employment (excluding engagement in gross conduct injurious to the company) at any time in the future, he would be provided with (i) a lump sum payment equal to 12 months of base salary (excluding automobile allowance), and (ii) reimbursement for COBRA coverage (medical and dental) for a 12-month period immediately following termination. Mr. Dow would not be entitled to the foregoing severance payments if the termination also triggers the three year severance payment provided for under the Change in Control Agreements described above.

Mr. Perrin does not have a written severance agreement with Midas. However, he is subject to the terms of the Midas, Inc. Severance Plan, which is applicable to all full-time salaried employees of Midas. Under this plan,

Mr. Perrin would be entitled to receive severance benefits equal to two weeks of base salary continuation and continued participation in Midas’ medical, dental and basic life insurance benefit programs, for each year of employment with Midas, subject to a minimum of four weeks and a maximum of twenty-six weeks. Mr. Perrin would not be entitled to receive any severance benefits under the plan in the case of a voluntary termination or a termination for cause.

REPORT OF THE COMPENSATION COMMITTEE

As required under the rules of the New York Stock Exchange, the Compensation Committee (the “Committee”) is comprised of all independent directors. The Committee determines and approves the compensation of the Chief Executive Officer. The Committee reviews and recommends to the Board of Directors for its approval the compensation for the other executive officers of Midas, including those named in the Summary Compensation Table. The Committee’s responsibilities include authorizing all salary increases for executive officers and direct reports to the Chief Executive Officer, and approving the formula, performance goals and awards under the Annual Incentive Compensation Plan and the Stock Incentive Plan.

Actual and potential awards, as well as performance criteria, vary in proportion to each executive officer’s accountability and responsibility for the performance of Midas with respect to policy-making and execution. Midas’ salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. Midas’ programs also seek to align short-term and long-term executive compensation opportunities with the interests of shareholders. The Annual Incentive Compensation Plan focuses on continuous improvement in annual financial performance. The Stock Incentive Plan is designed to reward creation of shareholder value over the longer term.

The Committee, with the assistance of independent compensation consultants, periodically assesses the consistency of Midas’ executive compensation programs with the Committee’s guidelines, Midas’ business strategy and general market practices. The consultants’ review is based on a competitive analysis of compensation survey data for a group of domestic companies with comparable retail sales levels as Midas. While not identical to the peer group of companies used in the Performance Graph contained in this proxy statement, this group includes many of those companies with whom Midas competes for similar executive talent. The Committee is satisfied that the executive compensation program is consistent with the stated policy. For the 2004 fiscal year, executive compensation was comprised of base salary, recruitment related expenses, bonuses, as well as stock options and restricted stock awards under the Stock Incentive Plan.

Base Salary

Base salary levels for executive officers of Midas, including the President and Chief Executive Officer, are determined based on Midas’ actual experience in the hiring of senior executives who have been recruited from comparable positions in the industry, as well as a competitive analysis of compensation survey data for a group of domestic companies with comparable retail sales levels as Midas. Base salary levels for all other salaried employees of Midas are determined pursuant to both recent hiring experience and a widely-used job evaluation system, which Midas has had in place for some time. However, salary levels are not based exclusively on a formula; rather, the salary levels are derived from each position’s required skills and responsibilities, as compared to the average salary levels of like positions within companies provided through various relevant independently generated databases, including the compensation survey data referenced above. For the named executive officers, the databases included the group of comparable companies referenced above.

While Midas generally targets executive base salaries at the market median (the 50th percentile) to establish the relevant salary levels, the Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, individual experience and longer term potential. The Committee approves salary actions for approximately 20 key executive positions.

The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of Midas’ performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experiences, and the individual’s contribution to the performance and profitability of Midas. Base salary adjustments for executives during 2004 averaged approximately 3.5%.

CEO Compensation

The salary of Alan D. Feldman, Midas’ President and Chief Executive Officer, was initially established at an annual rate of $650,000 pursuant to an offer of employment dated January 13, 2003, and was consistent with what was deemed necessary and appropriate to attract and retain this qualified executive to assume the position of President and Chief Executive Officer. Mr. Feldman’s annual base salary was increased to $680,000 in 2004. In addition, as a material inducement to his acceptance of employment with Midas, Mr. Feldman was granted (a) stock options to purchase 500,000 shares of Common Stock of Midas, which options vest ratably over a five year period, and (b) 150,000 shares of restricted stock of Midas, which shares cliff vest on the fifth anniversary of his employment commencement date (but are subject to the Board’s discretionary right to accelerate vesting of such restricted shares in 50,000 share increments on each anniversary of the date of grant if the total shareholder return on Midas stock during the immediately preceding 12-month period exceeds the total shareholder return of the S&P 500 Index for the same period). On February 24, 2004, the Board approved the accelerated vesting of 50,000 restricted shares of Midas based upon the fact that the total shareholder return on Midas stock for the one year period from January 9, 2003, to January 9, 2004, exceeded the cumulative shareholder return of the S&P 500 Index for the same period (i.e., 124.7% compared to 20.9%, respectively). Similarly, on March 7, 2005, the Board approved the accelerated vesting of an additional 50,000 restricted shares of Midas based upon the fact that the total shareholder return on Midas stock for the one year period from January 9, 2004, to January 9, 2005, exceeded the cumulative shareholder return of the S&P 500 Index for the same period (i.e., 25.1% compared to 5.7%, respectively). Furthermore, for 2004, Mr. Feldman received a bonus under the 2004 Annual Incentive Compensation Plan totaling $510,000. This bonus was determined at the discretion of the Committee and approved by the Board based on the achievement of a number of key corporate strategic and financial objectives in 2004. These included, but were not limited to: returning the company to profitability after several years of losses; substantially meeting the company’s target for operating income; exceeding the company’s target for debt reduction while further restructuring the company’s debt agreements, which resulted in a fifty percent reduction in interest expense from the prior year; successfully expanding the Midas brand and growing same store retail sales of the Midas network through the introduction of new retail programs and a new “Trust the Midas Touch” national advertising campaign; further improving the company’s relationships with its franchisees; successfully expanding the company’s strategic alliances and supply chain relationships; and the fact that the company’s stock significantly outperformed the S&P 500 for the second straight year. This bonus represented approximately 75% of Mr. Feldman’s base salary, which equals his established bonus target. Mr. Feldman was also granted stock options to purchase 130,000 shares of Common Stock of Midas, as well as 20,000 shares of restricted stock of Midas, pursuant to the Stock Incentive Plan in 2004.

Annual Incentives

The executive officers, other than the Chief Executive Officer, named in the Summary Compensation Table, together with approximately 55 additional executives, participate in the Annual Incentive Compensation Plan. The Committee administers the Annual Incentive Compensation Plan. The Committee has the power to extend, amend or terminate the Annual Incentive Compensation Plan and to approve or modify the incentive formula, performance measures and/or the target and actual awards. Target amounts payable under the Annual Incentive Compensation Plan are proportionate to each participant’s accountability for the business plans of Midas and range from 15% to 50% of base salary for all participants. During 2004, the amount of incentive compensation for any participant in the Annual Incentive Compensation Plan, except the Chief Executive Officer, was 70% dependent on Midas’ operating income performance and debt reduction relative to pre-established targets and

30% dependent on the attainment of such participant’s individual objectives. As a result of the actual operating income and debt reduction achieved by the company in 2004, participants will receive approximately 94% of the target bonus payout under the company objective component. In addition, participants will receive all or a portion of the individual objective component depending upon his or her achievement of such pre-established objectives.

Stock-Based Long-Term Incentives

Midas directly aligns the interests of management with those of its shareholders through the Stock Incentive Plan and through the periodic grant of stock options and restricted stock awards to its executives. General stock option and restricted stock award grant guidelines have been established based on competitive practices of similarly-situated general industry and other retail companies, the executive’s position, and the ability to influence longer-term operating performance. In making grants of stock options and/or restricted stock awards, the Committee considers the performance of Midas since the last grant, the level of stock options and/or restricted stock awards previously granted to the executive, and the performance of the executive.

Midas’ Stock Incentive Plan provides for the grant of restricted stock awards as well as non-qualified and incentive stock options at exercise prices equal to the closing market price on the date of grant. The Stock Incentive Plan provides executives of Midas with a significant interest in the creation of shareholder value through long-term growth in the price of Midas’ Common Stock.

On May 11, 2004, the Committee approved grants to Messrs. Feldman, Guzik, Warzecha, Dow and Perrin of options to purchase 50,000 shares, 17,500 shares, 17,500 shares, 17,500 shares and 5,750 shares, respectively, of Common Stock of Midas. Options granted to the Chief Executive Officer and the other executives are generally exercisable for ten years, absent earlier termination of employment, and provide for deferred vesting over five years to encourage retention of such executives.

Also on May 11, 2004, the Committee approved grants of restricted stock awards to Messrs. Feldman, Guzik, Warzecha, Dow and Perrin for 20,000 shares, 6,250 shares, 6,250 shares, 6,250 shares and 2,000 shares, respectively, of Common Stock of Midas. These restricted stock awards vest on the fifth (5th) anniversary of the date of grant (but are subject to accelerated vesting in increments of thirty-three and one-third percent (33 1/3%) of all such restricted shares (or such lesser amount of shares as may remain unvested on such date) on each anniversary of the date of grant if the total shareholder return on Midas stock during the immediately preceding 12-month period exceeds the total shareholder return of the S&P 500 Index for the same period).

In addition, also on May 11, 2004, the Committee approved the grant of supplemental awards to Messrs. Feldman, Guzik, Warzecha and Dow of (a) an option to purchase 80,000 shares of Common Stock of Midas, in the case of Mr. Feldman, and (b) restricted stock awards for 8,000 shares of Common Stock of Midas, in the case of Messrs. Guzik, Warzecha and Dow. These supplemental awards (whether consisting of options or restricted shares) vest on the fourth (4th) anniversary of the date of grant to encourage retention of such executives.

The Committee’s current policy is that compensation payable to Midas’ named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. Tax deductibility is one criterion the Committee considers when establishing compensation programs and strategy. The Stock Incentive Plan is structured with the intention that the compensation payable pursuant to this plan would qualify as “performance based” compensation, which is not subject to the $1,000,000 deductibility limit under Section 162(m).

Because the performance goals established for Mr. Feldman are subjective, bonus amounts paid to Mr. Feldman are subject to the $1,000,000 deductibility limit under Section 162(m). That portion of Mr. Feldman’s compensation in excess of $1,000,000 is, therefore, not deductible by the company. The Compensation Committee intends to preserve the tax deductibility of executive compensation to the extent practicable while focusing on consistency with its compensation policies, the needs of Midas, and shareholder interests. The Compensation Committee believes this ability to exercise discretion is in the best interest of Midas and its shareholders. It was the view of the Compensation Committee that Mr. Feldman’s performance measures for 2004 were not best expressed as objective formulae and that the need to align Mr. Feldman’s performance measures with those of Midas outweighed the company’s interest in ensuring that all of his compensation met the requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Thomas L. Bindley, Chairman

Jarobin Gilbert, Jr.

Robert R. Schoeberl

PERFORMANCE GRAPH

The following performance graph compares Midas’ cumulative total shareholder return on Common Stock from January 1, 2000, to January 1, 2005, with the cumulative total return of Standard & Poor’s 500 Stock Index (“S&P 500”) and Standard & Poor’s 600 Specialty Stores (“Peer Group”), neither of which includes Midas, during the same periods. The companies in the Peer Group include Pep Boys and TBC Corporation. These comparisons assume an initial investment of $100 and the reinvestment of dividends.

Company/Index	1/1/00	12/30/00	12/29/01	12/28/02	1/3/04	1/1/05
MIDAS, INC.	100.00	54.81	53.58	26.79	64.75	92.37
S&P 500 INDEX	100.00	90.90	81.00	62.08	80.04	89.03
S&P 600 SPECIALTY STORES	100.00	90.95	141.96	118.66	184.12	188.80

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in Midas’ proxy materials for the 2006 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary no later than December 2, 2005. In addition, regardless of whether a shareholder proposal is set forth in the notice of annual meeting to a proxy statement as a matter to be considered by shareholders, Midas’ Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2005 annual meeting may consider a proposal or nomination brought by a shareholder of record as of March 18, 2005, who is entitled to vote at the 2005 annual meeting and who has given the Corporate Secretary timely written notice, in proper form, of the shareholder’s proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2005 annual meeting must have been received by the Corporate Secretary after the close of business on February 10, 2005, and prior to the close of business on March 2, 2005. The Corporate Secretary did not receive notice of any shareholder proposal or nomination relating to the 2005 annual meeting. The 2006 annual meeting is expected to be held on May 4, 2006. A shareholder proposal or nomination intended to be brought before the 2006 annual meeting must be received by the Corporate Secretary after the close of business on February 9, 2006, and prior to the close of business on March 1, 2006. All proposals and nominations should be addressed to Midas, Inc., 1300 Arlington Heights Road, Itasca, Illinois 60143, Attention: Corporate Secretary.

GENERAL

Midas will bear the entire cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail, and may be solicited personally, or by telephone, facsimile or other electronic means, by directors, officers or employees of Midas who will not receive special compensation for such services. Midas will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of Common Stock. Midas has also engaged Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee of approximately $6,500, plus reimbursement for out-of-pocket expenses.

We have included a copy of Midas’ 2004 Annual Report on Form 10-K (without Exhibits) with this proxy statement.

A copy of Exhibits to the Annual Report on Form 10-K may be obtained upon written request to Midas, Inc., 1300 Arlington Heights Road, ltasca, Illinois 60143, Attention: Corporate Secretary. A reasonable charge will be assessed for requested Exhibits.

By Order of the Board of Directors

Alvin K. Marr

Corporate Secretary

Itasca,	Illinois
April	1, 2005

EXHIBIT A

MIDAS, INC.

BOARD OF DIRECTORS

AUDIT AND FINANCE COMMITTEE CHARTER

I.	PURPOSE: To assist the Board of Directors (the “Board”) in fulfilling its responsibilities to the shareholders of Midas, Inc. (the “Company”), potential shareholders and the investment community, the Committee provides independent and objective oversight of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. As part of such oversight, the Committee monitors the independence and performance of the Company’s independent auditor and the performance of the Company’s internal audit function. The Committee is also responsible for engaging or dismissing the Company’s auditor and approving any non-audit work performed by the Company’s auditors. In addition, the Committee prepares all the Committee reports required under law and provides an open avenue of communication among the Company’s management, internal auditors, independent auditors and the Board.

II.	COMMITTEE MEMBERS: The Committee shall consist of at least three directors appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee. Committee members shall not be officers or employees of the Company or any of its subsidiaries and shall, in the opinion of the Board, meet the independence and financial literacy requirements of the New York Stock Exchange (“NYSE”) and relevant law. Under these requirements, each member of the Committee shall be free from any relationship that would interfere with the exercise of independent judgment as a Committee member. At least one member of the Committee shall have the qualifications of a “financial expert,” as defined under relevant law. If at least one member of the Committee does not meet the qualifications of a “financial expert,” then the Board shall conduct a search to add a member to the Committee who does meet the qualifications of a “financial expert.” Committee members shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members shall hold their offices until their successors are elected and qualified, or until their earlier resignation or removal. All Committee vacancies shall be filled by the Board. The Board shall designate one of the Committee members as Chairman of the Committee.

III.	COMMITTEE MEETINGS: The Committee shall meet as appropriate, but not less than four times a year. To foster open communication, the Committee shall meet periodically with management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditors in separate executive sessions to discuss matters privately. All meetings shall be conducted pursuant to the applicable provisions of the Company’s By-Laws and this Charter. All meetings shall be at the call of the Chairman of the Committee. Meeting agendas will be prepared and provided in advance to Committee members, along with appropriate briefing materials. A majority of the members of a Committee shall constitute a quorum for the transaction of business. The Committee shall cause the Company’s Secretary to keep a separate book of minutes of their proceedings and actions and shall report to the Board the results of its meetings, including its conclusions with respect to the Company’s independent auditors.

The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee members shall perform an annual evaluation of the Committee, as administered by the Nominating and Corporate Governance Committee. The Committee has the authority to conduct an investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditor as well as anyone in the organization.

IV.	DUTIES AND RESPONSIBILITIES: While the Committee has the responsibilities and powers set forth in the Company’s By-Laws and this Charter, the Committee does not have the duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct general investigations or to assure compliance with laws and regulations and the Company’s compliance policies. However, in addition to any additional similar matters which may be referred to the Committee from time to time by the full Board, the Committee does have the following specific duties and responsibilities:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit this charter to the Board for approval and have the document published in accordance with the SEC and NYSE rules.

2.	Review the Company’s annual audited financial statements and quarterly financial statements prior to filing with the SEC or distribution to shareholders and the public. Review should include discussion with management and the independent auditor of significant issues regarding accounting principles, practices and judgments, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on review and discussions, make recommendations to the Board whether the Company’s annual audited financial statements should be filed with the SEC. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (SAS) 61.

3.	Discuss earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP presentations, as well as financial information and earnings guidance provided to analysts and ratings agencies.

Independent Auditors

1.	Appoint or replace the independent auditors (subject, if applicable, to stockholder ratification), and pre-approve all audit engagement fees and terms (including providing comfort letters in connection with securities underwritings) and all non-audit engagements with the independent auditors as required by applicable law and NYSE listing rules. The Committee may consult with management but shall not delegate these responsibilities. Ensure the rotation of the lead audit partner and such other members of the audit team as required by law and consider whether to rotate the audit firm itself.

2.	Establish and observe pre-approval policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services.

3.	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. The Company’s independent auditors may not perform the following services for the Company:

•	accounting or bookkeeping services;

•	internal audit services related to accounting controls, financial systems or financial statements;

•	financial information systems design implementation;

•	broker, dealer, investment banking or investment adviser services;

•	appraisal or valuation services;

•	actuarial services;

•	management services or human resources; and

•	legal or other expert services.

4.	Review the independent auditors’ annual audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach. Review with the independent auditor any problems or difficulties the auditor may have encountered in the conduct of the audit and resolve any disagreements between the auditors and management.

5.	Develop and recommend to the Board appropriate policies for the Company’s hiring of employees or former employees of the independent auditor with due regard for the continuing independence of such auditor.

6.	Obtain and review a report by the independent auditor describing the auditor’s internal quality-control procedures and all material issues raised by the most recent internal quality-control review, or peer review of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and all steps to deal with such issues.

Financial Reporting Process

1.	Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61, including such matters as management judgments and accounting estimates, significant changes in the Company’s accounting practices, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit.

2.	Consider the independent auditors’ judgments about the quality (not just the acceptability) and appropriateness of the Company’s accounting principles as applied in financial accounting. Inquire as to the independent auditors’ views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are considered acceptable under GAAP.

3.	In consultation with management and the independent auditor, consider the integrity of the Company’s financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies. Review significant findings prepared by the independent auditor together with management’s responses, including the status of previous recommendations.

4.	Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, (b) the accounting treatment accorded significant transactions, (c) any significant accounting issues, including any second opinions sought by management on accounting issues, (d) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet structures on the financial statements of the Company and (e) the Company’s use of reserves and accruals, as reported by management and the independent auditors.

Internal Controls and Legal Compliance

1.	Review the budget, staffing, plan, changes in plan, activities, organizational structure and qualifications of the individual(s) responsible for the Company’s internal audit function and the internal audit group, as needed. Review significant reports prepared by the individual(s) responsible for the Company’s internal audit function and the internal audit group, together with management’s response and follow-up to these reports.

2.	Review the appointment, performance and replacement of the individual(s) responsible for the Company’s internal audit function and any other senior personnel responsible for financial reporting.

3.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and evaluate whether the appropriate individuals possess an understanding of their roles and responsibilities with respect to internal controls.

4.	Consider and review with management, the internal audit group and the independent auditor the effectiveness of or weaknesses in the Company’s internal controls. With the support of the internal audit group, request and receive reports on the design and implementation of internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

5.	Review: (a) the coordination between the independent auditor and internal auditor; (b) the risk assessment processes, scopes and procedures of the Company’s internal audit work; (c) whether such risk assessment processes, scopes and procedures are adequate to attain the internal audit objectives as determined by the Company’s management and approved by the Committee; and (d) the standards for determining the quality and composition of the Company’s internal audit staff.

6.	Review management’s monitoring of the Company’s compliance with laws and the Company’s Code of Ethics and ensure that management has proper review systems in place to ensure that the Company’s financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal requirements.

7.	On at least an annual basis, review with the Company’s General Counsel the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

8.	Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and auditing matters and (b) the confidential and anonymous submission by employees of the Company of concerns with questionable accounting or auditing matters.

9.	Request and obtain from the independent auditor assurance that Section 10A (audit requirements) of the Securities Exchange Act of 1934 has not been implicated.

Miscellaneous

1.	Annually prepare a report to shareholders to be included in the Company’s annual proxy statement, as required by the SEC.

2.	Make or authorize investigations into any matters within the Committee’s scope of responsibilities and, in connection therewith, may retain independent counsel, accountants or others to assist it without having to seek the approval of the Board.

3.	Perform any other activities consistent with this charter, the Company’s By-laws and governing law, as the Committee deems appropriate or necessary.

EXHIBIT B

AMENDED AND RESTATED MIDAS, INC. STOCK INCENTIVE PLAN

(as amended and restated on May 10, 2005)

1.	Definitions

The following definitions shall be applicable throughout this Plan:

(a)	“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provision to such section and any regulations under such section.

(b)	“Committee” shall mean the Committee selected by the Board of Directors as provided in Paragraph 4, consisting of two or more members of the Board of Directors, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(c)	“Common Stock” shall mean common stock of the Corporation, with par value of $.001 per share.

(d)	“Corporation” shall mean Midas, Inc., a Delaware corporation.

(e)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)	“Holder” shall mean an individual who has been granted an Option, Restricted Stock Award or Performance Award.

(g)	“Option” shall mean any option granted under the Plan for the purchase of Common Stock.

(h)	“Performance Award” shall mean an award granted under the Performance Award provisions of the Plan.

(i)	“Plan” shall mean the Corporation’s Stock Incentive Plan, as amended from time to time.

(j)	“Restricted Stock Award” shall mean an award of Common Stock granted under the Restricted Stock Award provisions of the Plan.

(k)	“Retirement” shall mean cessation of active employment or service with the Corporation or a subsidiary pursuant to the Corporation’s retirement policies and programs.

(l)	“SAR” shall mean a stock appreciation right which is issued in tandem with, or by reference to, an Option, which entitles the Holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the purchase price specified in such Option, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.

2.	Purpose

It is the purpose of the Plan to provide a means through which the Corporation may attract able persons to enter its employ and the employ of its subsidiaries, to serve as directors and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Corporation or its subsidiaries rest, and whose present and potential contributions to the welfare of the Corporation or its subsidiaries are of importance, can acquire and maintain stock ownership. Such persons should thus have a greater than ordinary concern for the welfare of the Corporation and/or its subsidiaries and would be expected to strengthen and maintain a desire to remain in the employ or service of the Corporation or its subsidiaries. It is a further purpose of the Plan to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation. So that the maximum incentive can be provided each participant in the Plan by granting such participant an Option or award best suited to such participant’s circumstances, the Plan provides for granting “incentive stock options” (as defined in Section 422 of the Code) and nonqualified stock options (with or without SARs), Restricted Stock Awards and Performance Awards, or any combination of the foregoing.

3.	Effective Date and Duration of the Plan

The Plan is subject to approval by Whitman Corporation (“Whitman”), the sole shareholder of the Corporation, and shall become effective concurrently with the distribution by Whitman to its shareholders of all of the outstanding shares of Common Stock held by Whitman (the “Distribution”). The Plan may be submitted at the 1999 annual meeting of the shareholders of the Corporation for approval in accordance with Section 162(m) of the Code. The Plan shall remain in effect until all Options granted under the Plan have been exercised, all restrictions imposed upon Restricted Stock Awards have been eliminated and all Performance Awards have been satisfied.

4.	Administration

The members of the Committee shall be selected by the Board of Directors to administer the Plan. A majority of the Committee shall constitute a quorum. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options (with or without SARs), Restricted Stock Awards and Performance Awards, the time or times when they shall receive them, whether an “incentive stock option” under Section 422 of the Code or nonqualified option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award and the value of each Performance Award. In making such determinations the Committee shall take into account the nature of the services rendered by each individual, such individual’s present and potential contribution to the Corporation’s success, and such other factors as the Committee shall deem relevant.

The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan and, subject to the express provisions of the Plan, to construe the respective Option, Restricted Stock Award and Performance Award agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms, restrictions and provisions of the Option, Restricted Stock Award and Performance Award agreements (which need not be identical) including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause certain Options to qualify as “incentive stock options” under Section 422 of the Code, and to make all other determinations necessary or advisable for administering the Plan. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding Options shall become exercisable in part or in full, (ii) all or some of the restrictions applicable to any outstanding Restricted Stock Award shall lapse and (iii) all or a portion of any outstanding Performance Award shall be satisfied. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award or Performance Award agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on matters referred to in this Paragraph 4 shall be conclusive.

The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

5.	Grants of Options, Restricted Stock Awards and Performance Awards; Shares Subject to the Plan

The Committee may from time to time grant both “incentive stock options” under Section 422 of the Code and nonqualified options to purchase shares of Common Stock (with or without SARs), Restricted Stock Awards and Performance Awards to one or more officers, key employees or directors determined by it to be eligible for participation in accordance with the provisions of Paragraph 6 and providing for the issuance of such number of shares and, in the case of Performance Awards, having such value as in the discretion of the Committee may be fitting and proper. Subject to Paragraph 10, not more than 2,200,000 shares of Common Stock may be issued upon exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan, plus the number of shares of Common Stock issued under Options or Restricted Stock Awards substituted for options to purchase Common Stock or restricted stock awards of Whitman in connection with the Distribution. Performance Awards which may be exercised or paid only in cash shall not affect the number of shares of Common Stock available for issuance under the Plan.

The Common Stock to be offered under the Plan pursuant to Options, SARs, Restricted Stock Awards and Performance Awards may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

The number of shares of Common Stock available for issuance under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock then subject to outstanding Options, Restricted Stock Awards and outstanding Performance Awards which may be paid solely in shares of Common Stock or in either shares of Common Stock or cash. To the extent (i) that an outstanding Option expires or terminates unexercised or is canceled or forfeited (other than in connection with the exercise of an SAR for Common Stock as set forth in the immediately following sentence) or (ii) that an outstanding Restricted Stock Award or outstanding Performance Award which may be paid solely in shares of Common Stock or in either shares of Common Stock or cash expires or terminates without vesting or is canceled or forfeited or (iii) shares of Common Stock are withheld or delivered pursuant to the provisions on Share Withholding set forth in Paragraph 11(A), then the shares of Common Stock subject to such expired, terminated, unexercised, canceled or forfeited portion of such Option, Restricted Stock Award or Performance Award, or the shares of Common Stock so withheld or delivered, shall again be available for issuance under the Plan. In the event all or a portion of an SAR is exercised, the number of shares of Common Stock subject to the related Option (or portion thereof) shall again be available for issuance under the Plan, except to the extent that shares of Common Stock were actually issued upon exercise of the SAR.

To the extent necessary for an award hereunder to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which Options, SARs or Restricted Stock Awards or a combination thereof may be granted during any calendar year to any person shall be 200,000, subject to adjustment as provided in Paragraph 10. Grants of Options, Restricted Stock Awards or Performance Awards that are canceled shall count toward the maximum stated in the preceding sentence.

6.	Eligibility

Options, Restricted Stock Awards and Performance Awards may be granted only to persons who, at the time of the grant or award, are officers, other key employees or directors of the Corporation or any of its present and future subsidiaries within the meaning of Section 424(f) of the Code (herein called subsidiaries). Options, Restricted Stock Awards or Performance Awards, or any combination thereof, may be granted on more than one occasion to the same person. A person who has received or is eligible to receive options to purchase stock of any subsidiary of the Corporation or incentive awards from any subsidiary of the Corporation will not, by reason thereof, be ineligible to receive Options, Restricted Stock Awards or Performance Awards under the Plan unless prohibited by the plan of such subsidiary.

Nothing in the Plan or any Option, Restricted Stock Award or Performance Award agreement shall be construed to constitute or be evidence of an agreement or understanding, expressed or implied, on the part of the Corporation or its subsidiaries to employ any person for any specific period of time.

7.	Options and SARs

(A)	Number of Shares. The Committee may, in its discretion, grant Options to such eligible persons as may be selected by the Committee. With respect to each Option, the Committee shall determine the number of shares subject to the Option and the manner and the time of exercise of such Option. The Committee shall make such other determinations which in its discretion appear to be fitting and proper.

(B)	Stock Option Agreement. Each Option shall be evidenced by a stock option agreement in such form containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify certain Options as “incentive stock options” under Section 422 of the Code. An incentive stock option may not be granted to any person who is not an employee of the Corporation or any parent or subsidiary (as defined in Section 424 of the Code). Each incentive stock option shall be granted within ten years of the earlier of the date the Plan is adopted by the Corporation’s Board of Directors and the date the Plan is approved by Whitman as the sole shareholder of the Corporation. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as incentive stock options are exercisable for the first time by a person during any calendar year exceeds the amount (currently $100,000) established by the Code, such Options shall be deemed to be non-qualified stock options.

(C)	Option Price and Term of Option. The purchase price per share of the Common Stock under each Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an incentive stock option shall not be less than 100% of the fair market value of the Common Stock at the date such Option is granted; provided, further, that if an incentive stock option shall be granted to any person who, at the time such Option is granted, owns capital stock of the Corporation possessing more than ten percent of the total combined voting power of all classes of capital stock of the Corporation (or of any parent or subsidiary of the Corporation) (a “Ten Percent Holder”), such purchase price shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(D)	Payment. An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Common Stock to be purchased and accompanied by payment of the purchase price in full (or arrangement made for such payment to the Corporation’s satisfaction). As determined by the Committee at the time of grant of an Option and set forth in the agreement evidencing the Option, the purchase price may be paid (a) in cash or (b) by delivery (either actual delivery or by attestation procedures established by the Corporation) of previously-owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market) valued at their fair market value on the date of exercise. If applicable, a person exercising an Option shall surrender to the Corporation any SARs which are canceled by reason of the exercise of such Option.

(E)

Termination of Employment or Service or Death of Holder. In the event of any termination of the employment or service of a Holder with the Corporation or one of its subsidiaries, other than by reason of death or, in the case of a Holder of a nonqualified option, Retirement, the Holder may (unless otherwise provided in the Option agreement) exercise each Option held by such Holder at any time within three months (or one year if the Holder is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code) after such termination of employment or service, but only if and to the extent such Option is exercisable at the date of such termination of employment or service, and in no event after the date on which such Option would otherwise terminate; provided, however, that if such termination of employment or service is for cause or voluntary on the part of the Holder without the written consent of the Corporation, any Option held by such Holder under the Plan shall terminate unless otherwise provided in the Option agreement.

In the event of the termination of employment or service of a Holder of a nonqualified option by reason of Retirement, then each nonqualified option held by the Holder shall be fully exercisable, and, subject to the following paragraph, such nonqualified option shall be exercisable by the Holder at anytime up to and including (but not after) the date on which the nonqualified option would otherwise terminate (unless otherwise provided in the Option Agreement).

In the event of the death of a Holder (i) while employed by or providing service to the Corporation or one of its subsidiaries or after Retirement, (ii) within three months after termination of the Holder’s employment, other than a termination by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code, or (iii) within one year after termination of the Holder’s employment by reason of such disability, then each Option held by such Holder may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after the Holder’s death, but only if and to the extent such Option is exercisable at the date of death (unless death occurs while the Holder is employed by or providing service to the Corporation or one of its subsidiaries, in which case each Option held by the Holder shall be fully exercisable), and in no event after the date on which such Option would otherwise terminate.

(F)	Privileges of the Holder as Shareholder. The Holder shall be entitled to all the privileges and rights of a shareholder with respect only to such shares of Common Stock as have been actually purchased under the Option and registered in the Holder’s name.

(G)	SARs. The Committee may, in its sole discretion, grant an SAR (concurrently with the grant of the Option or, in the case of a nonqualified option which is not intended to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, subsequent to such grant) to any Holder of any Option granted under the Plan (or such Holder’s legatees, personal representatives or distributees then entitled to exercise such Option). An SAR may be exercised (i) by giving written notice to the Corporation specifying the number of SARs which are being exercised and (ii) by surrendering to the Corporation any Options which are canceled by reason of the exercise of the SAR. An SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee. No fractional share shall be issued upon the exercise of any SAR.

(H)	Non-Transferability. Unless otherwise specified in the agreement evidencing an Option or SAR, no Option or SAR hereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation. Except to the extent permitted by the foregoing sentence, each Option or SAR may be exercised during the Holder’s lifetime only by the Holder or the Holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no Option or SAR hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Option or SAR hereunder, such Option or SAR and all rights thereunder shall immediately become null and void.

8.	Restricted Stock Awards

(A)	Restriction Period to Be Established by the Committee. At the time of the making of a Restricted Stock Award, the Committee shall establish a period of time (the “Restriction Period”) applicable to such award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.

(B)	Other Terms and Conditions. Common Stock, when awarded pursuant to a Restricted Stock Award, shall be represented by a stock certificate or book-entry credits registered in the name of the Holder who receives the Restricted Stock Award or a nominee for the benefit of the Holder. The Holder shall have the right to receive dividends (or the cash equivalent thereof) during the Restriction Period and shall also have the right to vote such Common Stock and all other shareholder’s rights (in each case unless otherwise provided in the agreement evidencing the Restricted Stock Award), with the exception that (i) the Holder shall not be entitled to delivery of the stock certificate (or the removal of restrictions in the Corporation’s books and records) until the Restriction Period established by the Committee pursuant to Paragraph 8(A) shall have expired, (ii) the Corporation shall retain custody of the stock certificate during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock during the Restriction Period, and (iv) a breach of restriction or breach of terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. If requested by the Corporation, a Holder of a Restricted Stock Award shall deposit with the Corporation stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Corporation, which would permit transfer to the Corporation of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. A distribution with respect to shares of Common Stock, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee. The Committee may, in addition, prescribe additional restrictions, terms or conditions upon or to the Restricted Stock Award in the manner prescribed by Paragraph 4. The Committee may, in its sole discretion, also establish rules pertaining to the Restricted Stock Award in the event of termination of employment or service (by Retirement, disability, death or otherwise) of a Holder of such award prior to the expiration of the Restriction Period.

(C)	Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

(D)	Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee whereby the Holder receives Common Stock subject to those terms, conditions and restrictions established by the Committee but is not required to make any payment for said Common Stock. The Committee may also establish terms as to each Holder whereby such Holder, as a condition to the Restricted Stock Award, is required to pay, in cash or other consideration, all (or any lesser amount than all) of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is made.

(E)	Termination of Employment or Service or Death of Holder. A Restricted Stock Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable Restriction Period, except as may otherwise be determined by the Committee.

9.	Performance Awards

(A)	Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance of the Holder shall be measured. The performance period shall be established at the time of such award.

(B)	Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such award.

(C)

Performance Measures. Performance Awards shall be awarded to an eligible person contingent upon future performance of the Corporation and/or the Corporation’s subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the performance measures applicable to such performance. Performance measures may be based upon one or more of the following: return on equity, return on investment, sales and revenues, total shareholder return, capitalization, earnings per share, the Common Stock price of the Corporation, net income, pre-tax income, operating income, gross margins, expense control and reduction, working capital management, debt reduction, cash flow measures, and such other similar financial and/or operational metrics as may be established from time to time by the Committee. The performance measures determined by the Committee shall be established prior to the beginning of each performance period but, except as necessary to qualify a Performance Award as “performance-based compensation” under Section 162(m) of the Code and the rules and regulations thereunder, may be subject to such later revisions to reflect significant, unforeseen events or changes, as the Committee shall deem appropriate.

(D)	Award Criteria. In determining the value of Performance Awards, the Committee shall take into account an eligible person’s responsibility level, performance, potential, cash compensation level, unexercised stock options, other incentive awards and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, to the extent necessary for a Performance Award to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the performance period shall be not less than three years and, if a Performance Award is payable in shares of Common Stock, the maximum number of shares that may be paid under the Performance Award during such performance period shall be 500,000 and, if a Performance Award is payable in cash, the maximum amount that may be paid under the Performance Award during such performance period shall be $10,000,000.

(E)	Payment. Following the end of each performance period, the Holder of each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the performance measures for the performance period have in fact been achieved.

(F)	Termination of Employment or Service or Death of Holder. A Performance Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable performance period, except as may otherwise be determined by the Committee.

In the event that a Holder of a Performance Award ceases to be an employee or director of the Corporation following the end of the applicable performance period but prior to full payment according to the terms of the Performance Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Award.

(G)

Other Terms and Conditions. When a Performance Award is payable in installments in Common Stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Holder representing shares of Common Stock which would have been issuable to the Holder of the Performance Award if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Holder, and during the period until such installment becomes due such Holder shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such Common Stock and all other shareholder’s rights (in each case unless otherwise provided in the agreement evidencing the Performance Award), with the exception that (i) the Holder shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Corporation shall retain custody of any stock certificates until such time and (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock until such time. A distribution with respect to shares of Common Stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee.

(H)	Performance Award Agreements. Each Performance Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

10.	Adjustments Upon Changes in Capitalization; Change in Control

(A)	Notwithstanding any other provision of the Plan, each Option, Restricted Stock Award or Performance Award agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of (i) the number and class of shares or other consideration subject to any Option or to be delivered pursuant to any Restricted Stock Award or Performance Award and (ii) the Option or Restricted Stock Award price, in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like. In such event, the maximum number and class of shares available under the Plan, and the number and class of shares subject to Options, SARs, Restricted Stock Awards or Performance Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

(B)	(i) In the event of a “change in control” (as hereinafter defined) pursuant to subparagraph (C)(i) or (ii) below, or in the event of a change in control pursuant to subparagraph (C)(iii) or (iv) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act:

(1) (x) each Option granted under the Plan shall be exercisable in full, (y) each Holder of an Option shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (x), an amount in cash equal to the difference between the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock covered by the Option or portion thereof which is so surrendered and the purchase price of such Common Stock under the Option and (z) each SAR shall be surrendered by the Holder thereof and shall be canceled simultaneously with the cancellation of the related Option;

(2) each Holder of a Restricted Stock Award shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Restricted Stock Award, an amount in cash equal to the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock subject to the Restricted Stock Award;

(3) each Holder of a Performance Award for which the performance period has not expired shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Performance Award, an amount in cash equal to the product of the value of the Performance Award and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change in control and the denominator of which is the number of whole months in the performance period; and

(4) each Holder of a Performance Award that has been earned but not yet paid shall receive an amount in cash equal to the value of the Performance Award.

(ii) Notwithstanding any other provision of the Plan or any agreement relating to an Option, Restricted Stock Award or Performance Award, in the event of a change in control pursuant to subparagraph (C)(iii) or (iv) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act:

(1) each Option and SAR granted under the Plan shall be exercisable in full;

(2) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse and, if applicable, any other restrictions, terms or conditions shall lapse and/or be deemed to be satisfied at the maximum value or level;

(3) the performance measures applicable to any outstanding Performance Award shall be deemed to be satisfied at the maximum value; and

(4) there shall be substituted for each share of Common Stock remaining available for issuance under the Plan, whether or not then subject to an outstanding Option (and SAR), Restricted Stock Award or Performance Award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an Option shall be appropriately adjusted by the Committee (whose determination shall be conclusive), such adjustments to be made without any increase in the aggregate purchase price.

(C)	For purposes of this paragraph, the term “change in control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3promulgated under the Exchange Act, of 25% or more of either (x) the then outstanding shares of common stock of the Corporation (the “Outstanding Common Stock”) or (y) the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Corporation), (2) any acquisition by the Corporation, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of clause (iii) in this definition of change in control;

(ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Corporation subsequent to such effective date whose election, or nomination for election by the Corporation’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Corporation as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation of the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Corporation; any employee benefit plan

(or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Corporation.

(D)	With respect to any Holder of an Option or SAR who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Paragraph 7(E) or as set forth pursuant to Paragraph 7(E) in any agreement evidencing such Option or SAR and (ii) notwithstanding the expiration date of the term of such Option or SAR, in the event the Corporation is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a “Pooling Transaction”) or pursuant to which such Holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Corporation, then each Option or SAR (or option or stock appreciation right in substitution thereof) held by such Holder shall be exercisable to the extent set forth in the agreement evidencing such Option or SAR until and including the latest of (x) the expiration date of the term of the Option or SAR or, in the event of such Holder’s termination of employment or service, the date determined pursuant to Paragraph 7(E), (y) the date which is six months and ten business days after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such Holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

11.	Withholding Taxes

(A)	If provided in the agreement evidencing an Option, SAR, Restricted Stock Award or Performance Award, the Holder thereof may elect, by written notice to the Corporation at the office of the Corporation designated for that purpose, to pay through withholding by the Corporation all or a portion of the estimated federal, state, local and other taxes arising from (1) the exercise of an Option or SAR and (2) the vesting or distribution of shares of Common Stock pursuant to a Restricted Stock Award or Performance Award (a) by having the Corporation withhold shares of Common Stock or (b) by delivering previously-owned shares (collectively, “Share Withholding”), in each case being such number of shares of Common Stock as shall have a fair market value equal to the amount of taxes to be withheld, rounded up to the nearest whole share.

(B)	A Share Withholding election shall be subject to disapproval by the Corporation.

(C)	If the date as of which the amount of tax to be withheld is determined (the “Tax Date”) is deferred until after the exercise of an Option or SAR, the expiration of the Restriction Period applicable to a Restricted Stock Award or the payment of a Performance Award, and if the Holder elects Share Withholding, the Corporation shall issue to the Holder the full number of shares of Common Stock, if any, resulting from such exercise, expiration or payment and the Holder shall be unconditionally obligated to deliver to the Corporation on the Tax Date such number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded up to the nearest whole share.

(D)	The fair market value of shares of Common Stock used for payment of taxes, as provided in this Paragraph 11, shall be the mean sale price per share, as reported for New York Stock Exchange Composite Transactions, on the Tax Date.

12.	Termination of Plan

The Plan may be terminated at any time by the Board of Directors, except with respect to any Options, SARs, Restricted Stock Awards or Performance Awards then outstanding. The Corporation reserves the right to restrict, in whole or in part, the exercise of any Options or SARs or the delivery of Common Stock pursuant to any Restricted Stock Awards or Performance Awards granted under the Plan until such time as:

(A)	any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act of 1933 or to any applicable State laws; and

(B)	satisfactory assurances are received that the shares when issued will be duly listed on the New York Stock Exchange, Inc.

13.	Amendment of the Plan

The Board of Directors may amend the Plan; provided, however, that without approval of the shareholders the Board of Directors may not amend the Plan, subject to Paragraph 10, to (a) increase the maximum number of shares which may be issued on exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan or (b) effect any change inconsistent with Section 422 of the Code.

14.	Effect of the Plan

Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any person any right to be granted an Option, a right to a Restricted Stock Award or a right to a Performance Award or any rights hereunder except as may be evidenced by an Option agreement, Restricted Stock Award agreement or Performance Award agreement, duly executed on behalf of the Corporation, and then only to the extent and on the terms and conditions expressly set forth therein.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8925 EDISON, NJ 08818-8925

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until 11:59 p.m. on 5/9/04.

Your vote is important. Please vote immediately.

Vote-by-lnternet

Vote-by-Telephone

OR

1. Log on to the Internet and go to http://www.eproxyvote.com/mds

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

2432

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR proposals 1, 2 and 3. This proxy revokes any proxy previously given.

MIDAS, INC.

1. Election of Directors. (Please see reverse)

FOR

ALL

NOMINEES

FOR WITHHELD

WITHHELD FROM ALL NOMINEES

For all nominees except as written above

2. Proposal to approve the Midas, Inc. Amended and Restated Stock Incentive Plan.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

3. Proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas, Inc. for the fiscal year ending December 31, 2005.

In their discretion upon other business as may properly be brought before the meeting.

If you plan to attend the Annual meeting, please check the box and an admittance card will be mailed to you.

Change of address on reverse side

IMPORTANT: Please sign exactly as your name(s) appear to the left. Joint owners should each sign personally. If you sign as agent or any other capacity, please state the capacity in which you sign.

Signature:

Date:

Signature:

Date:

Dear Shareholder:

Midas, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares via a toll-free telephone number or via the Internet. This eliminates the need to return the proxy card.

To vote your shares by telephone or Internet, you must use the control number printed on your proxy card. The series of numbers that appear in the box above must be used to access the system.

1. To vote by telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week

2. To vote over the Internet: Go to the website http://www.eproxyvote.com/mds

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

Your vote is important. Thank you for voting.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.econsent.com/mds.

DETACH HERE

PR0XY

COMMON STOCK PROXY

Midas, Inc.

1300 Arlington Heights Road Itasca, Illinois 60143

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William M. Guzik and Alvin K. Marr, or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Midas, Inc. to be held on May 10, 2005, and at any adjournment thereof as specified on reverse side.

Election of Directors, Nominees:

(01) Thomas L. Bindley, (02) Robert R. Schoeberl

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?